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                                                                   EXHIBIT 23.3



                                 CORBIN & WERTZ


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
California ASIC Technical Services, Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-3 of JMAR Industries, Inc., expected to be filed March 31, 1997 of our report dated February 25, 1994, except as to Note 11, which is as of March 5, 1994, related to the 1993 financial statements of California ASIC Technical Services, Inc., included in Amendment No. 1 to Form 8-K/A of JMAR Industries, Inc., dated August 2, 1996 and the reference to our firm under the heading "Experts" included in the Prospectus.



                                         /s/  CORBIN & WERTZ
                                         ---------------------------------
                                              CORBIN & WERTZ




Irvine, California
March 28, 1997